UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 11, 2023
Gates Industrial Corporation plc
(Exact Name of Registrant as Specified in its Charter)

England and Wales	001-38366	98-1395184

(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
1144 Fifteenth Street, Denver, Colorado 80202
(Address of Principal Executive Offices) (Zip Code)
(303) 744-1911
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value per share	GTES	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On February 11, 2023, Gates Industrial Corporation plc (the "Company") determined that it was the target of a malware attack. The Company promptly activated its incident response and business continuity plans designed to contain, assess and remediate the incident. The Company also initiated an investigation, engaged the services of cyber-security experts and outside advisors and notified appropriate law enforcement authorities. The attack affected certain of the Company's information technology systems, and as part of the containment effort, the Company suspended affected systems and elected to temporarily suspend additional systems. These suspensions resulted in the temporary inability of most of our facilities to produce and ship our products. We have restored production and shipping at some of these facilities and are actively engaged in restoring the remaining affected systems, which is expected to be largely complete in the coming days so that normal operating activities can substantially resume. It is possible that the Company’s investigation of this incident may reveal that personally identifiable information ("PII") was accessed, and to the extent the Company ascertains that any PII was accessed, the Company will notify those affected individuals in accordance with applicable laws. The Company is in the process of evaluating the full scope of the costs and related impacts of this incident, including the extent to which our cyber insurance may offset these costs, and will be in a better position to assess the net impact after its systems and operations are fully restored.

For further information regarding the risks associated with cyber security incidents and disruptions to our operations, please see “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, the accuracy of which are necessarily subject to risks, uncertainties, and assumptions as to future events that may not prove to be accurate. These statements include, but are not limited to, express or implied forward-looking statements relating to the Company’s expectations regarding its ability to contain, assess and remediate the ransomware attack and the impact of the ransomware attack on the Company’s employees, customers and the Company’s business, operations or financial results. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Factors that could cause actual results to differ materially from those expressed or implied include the ongoing assessment of the ransomware attack, legal, reputational and financial risks resulting from additional cyberattacks, including the ransomware attack, the effectiveness of business continuity plans during the ransomware attack, and the other factors discussed under the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or supplement any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATES INDUSTRIAL CORPORATION PLC (Registrant)
By:	/s/ Ivo Jurek
	Name:	Ivo Jurek
	Title:	Chief Executive Officer
Date: February 14, 2023